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                                                                   EXHIBIT 10.4


                            INDEMNIFICATION AGREEMENT

        This Indemnification Agreement ("Agreement") is made as of _______________, 1999 (the "Effective Date"), between TravelnStore.Com, Inc., a California corporation (the "Company"), and ______________ ("Indemnitee") with reference to the following facts.

        RECITALS:

        A. Indemnitee currently is serving, or has previously served as an officer and/or Director of the Company and the Company wishes Indemnitee to continue in such capacities.

        B. The Company's Articles of Incorporation provide that the Directors of the Company shall be exempted from liability for monetary damages shall be eliminated to the maximum extent permitted by law and that the Company is authorized to enter into agreements to indemnify the officers, Directors and agents of the Company with respect to matters not otherwise covered by the indemnification provisions of the California General Corporation Law, as amended (the "GCL").

        C. Indemnitee has advised the Company that he does not regard the indemnities available to him under the Company's Articles of Incorporation, Bylaws and available insurance, as adequate to protect him against the risks associated with his performance of services as an officer and/or Director of the Company. Indemnitee is not willing to serve as an officer and/or Director of the Company in the absence of the benefits accorded to him under this Agreement.

        D. The parties desire to enter into this Agreement to provide that the Company will indemnify Indemnitee to the maximum extent permitted by law against all costs, expenses and liabilities that might arise by reason of his performance of services as an officer, Director, employee or agent of the Company.

        AGREEMENTS:

        NOW, THEREFORE, in consideration of the Recitals and of Indemnitee's past and continued services, and intending to be legally bound, the Company hereby agrees for the benefit of Indemnitee as follows:

1. DEFINITIONS. The following terms shall have the following meanings unless otherwise clearly required by the context in which used.

        1.1 "EXPENSES" shall mean and include, without limitation, all costs, expenses (including attorneys' fees), liabilities, losses, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement or satisfaction of any judgment, all interest, assessments and other charges imposed thereon, and all federal, state, local and foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement, appeal, being a witness in, participating in, or preparing for any of the foregoing in or with respect to any Proceeding or in or with respect to any action for indemnification, whether under this Agreement or otherwise, with respect to any Proceeding.

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        1.2     "PROCEEDING" shall mean and include any threatened, pending or completed claim, action, suit or proceeding, formal or informal, whether civil, criminal, administrative or investigative, including, but not limited to, any claim, action, suit or proceeding initiated by or on behalf of the Company, brought or initiated by reason of the fact that the Indemnitee is or was an officer, Director, employee or agent of the Company, or is or was serving at the request of the Company as an officer, Director, employee or agent of an Affiliated Enterprise, whether or not the Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

        1.3 "AFFILIATED ENTERPRISE" shall mean and include any corporation other than the Company, partnership, joint venture, trust or other enterprise for which Indemnitee was serving as an officer, Director, employee or agent at the request of the Company.

2. AGREEMENT TO SERVE. Indemnitee agrees to serve as an officer and Director of the Company for so long as Indemnitee is duly elected or appointed to such position and until such time as Indemnitee tenders Indemnitee's resignation in writing or is removed as an officer or Director of the Company. Nothing in this Agreement shall obligate the Company, or any of its shareholders, officers or Directors, to elect or cause Indemnitee to be elected, to serve as an executive officer or Director of the Company or shall interfere in any way with the right of the Company and its shareholders, officers and Directors to terminate Indemnitee's status as an executive officer or Director at any time. Indemnitee's resignation as an officer or Director of the Company, regardless of the reason for such resignation, shall not be deemed to be a breach of this Agreement or limit in any way Indemnitee's right to indemnification under this Agreement.

3.      INDEMNIFICATION.

        3.1 INDEMNIFICATION. Subject to the limitations and restrictions of this Agreement, if Indemnitee is or becomes a party to, or is threatened to be made a party to, a Proceeding by reason of (a) the fact that Indemnitee is, was, becomes or ceases to be an officer, Director, employee or agent of the Company or an Affiliated Enterprise or (b) any act or omission, or alleged act or omission, of Indemnitee while an officer, Director, employee or agent of the Company or an Affiliated Enterprise, the Company shall indemnify and hold Indemnitee harmless from and against all Expenses incurred by or on behalf of Indemnitee in connection with the investigation, defense and settlement of such Proceeding and the satisfaction of any judgment entered against Indemnitee in such Proceeding; provided that the Company shall have no obligation to pay or reimburse Indemnitee for any amount paid or payable in settlement of any Proceeding unless such settlement has been approved in writing by the Company. Subject to the limitations of SECTION 3.2 hereof, the indemnification authorized by this SECTION shall include the Company's indemnification of Indemnitee against all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding initiated by or on behalf of the Company and alleging that Indemnitee breached any duty as an officer, Director, employee or agent of the Company to the Company or any of its shareholders.

        3.2 LIMITATION. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to indemnify Indemnitee against any of the following:

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                (a)     Any Expenses for which payment is actually made to or on
        behalf of Indemnitee under a valid and collectible insurance policy, except that the Company shall indemnify Indemnitee for all Expenses of the type covered by such insurance policy but which are not paid under such policy, whether by reason of the financial limits of liability of the policy or otherwise;

                (b) Any Expenses for which Indemnitee is indemnified by and receives payment from the Company otherwise than pursuant to this Agreement;

                (c) Any Expenses for which payment is actually made to or on behalf of Indemnitee by any person other than the Company or with respect to any insurance policy described in clause (a) above;

                (d) Any Expenses incurred by Indemnitee with respect to any Proceeding relating to a transaction or action from which Indemnitee in fact received, by reason his being an officer, Director, employee or agent of the Company, any personal profit or advantage to which he was not legally entitled; except that the Company shall indemnify Indemnitee with respect to all such Expenses if Indemnitee ultimately prevails with respect to such Proceeding; and provided that such Expenses may be provided or advanced by the Company in specific cases if the Board of Directors has determined that it is more likely than not that Indemnitee ultimately will prevail in such Proceeding;

                (e) Any Expenses incurred by Indemnitee with respect to any Proceeding for an accounting of profits made from the purchase and sale by Indemnitee of securities of the Company subject to the provisions of
        SECTION 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law or common law; except that the Company shall indemnify Indemnitee with respect to all such Expenses if Indemnitee ultimately prevails with respect to such Proceeding;

                (f) Any Expenses incurred by Indemnitee with respect to any Proceeding regarding any acts, omissions or transactions, or alleged acts, omissions or transactions, involving Indemnitee and with respect to which a Director may not be relieved of liability by reason of
        SECTION 204(a)(10) of the GCL or as to circumstances in which indemnification of an officer, Director, employee or agent of the Company is expressly prohibited by SECTION 317 of the GCL;

                (g) Any Expenses incurred by Indemnitee with respect to any Proceeding initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to any Proceeding brought to establish or enforce a right to indemnification under this Agreement or the GCL or any other statute, law or agreement or otherwise; provided that such Expenses may be provided or advanced by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such Proceeding; and

                (h) If a court of competent jurisdiction finally determines that any indemnification under this Agreement is unlawful.

        3.3 INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding anything in this Agreement to the contrary, to the extent that Indemnitee is successful in defense of any Proceeding or in

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defense of any claim, issue or matter raised in any proceeding, whether on the merits or otherwise, including the dismissal of a Proceeding without prejudice or the settlement of a Proceeding without an admission of liability by Indemnitee, the Company shall indemnify Indemnitee against all Expenses incurred in connection with such Proceeding, claim, issue or matter.

4.      INDEMNIFICATION PROCEDURE.

        4.1 NOTICE/COOPERATION. Indemnitee shall give the Company written notice as soon as practicable of any claim made against him for which indemnification will or could be sought by him under this Agreement; provided that Indemnitee's delay in notifying the Company shall not limit in any way his right to indemnification under this Agreement unless such delay materially adversely affects the ability of Indemnitee or the Company to defend against such claim or the availability of insurance coverage otherwise available to Indemnitee or the Company.

        4.2 NOTICE TO INSURERS. If, at the time of its receipt of a notice of claim pursuant to SECTION 4.1 hereof, the Company has in effect liability insurance applicable or potentially applicable to such claim, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company thereafter shall take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of or with respect to such Proceeding in accordance with the terms of such policies.

        4.3 ADVANCEMENT OF EXPENSES. The Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding described in SECTION 3.1 hereof. Indemnitee hereby undertakes to repay all amounts that are advanced to him by the Company only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise with respect to such Expenses. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following Indemnitee's delivery to the Company of a written request therefor. For purposes of this Agreement, Indemnitee shall be deemed to have incurred any Expense at the time that Indemnitee either receives an invoice or statement requesting payment of such amount or otherwise becomes obligated to pay such amount. It is not and shall not be a condition precedent to Indemnitee's right to receive payment of any amount under this Agreement that Indemnitee shall have first paid such amount. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company shall not be obligated to make any advance to Indemnitee under this Agreement if a determination is reasonably and promptly made by the Board of Directors, (a) that Indemnitee acted in bad faith or deliberately breached his duty to the Company or its shareholders, and (b) as a result of such actions by Indemnitee, it is more likely than not that it will ultimately be determined that Indemnitee is not entitled to indemnification under this Agreement; provided that any such determination shall not limit in any way the Company's obligation to indemnify Indemnitee if Indemnitee ultimately prevails in any such Proceeding.

        4.4 SELECTION OF COUNSEL. In the event the Company pays the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After the Company's assumption of such defense, the Company shall not be liable to Indemnitee under this Agreement for any fees or expenses of counsel

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subsequently incurred by Indemnitee with respect to the same Proceeding;
provided that (a) Indemnitee shall have the right to employ his own counsel in any such Proceeding at Indemnitee's expense; and (b) if Indemnitee shall have reasonably concluded that there may be a conflict of interest by reason of the representation in such Proceeding of Indemnitee and the Company and/or any other defendants by the same counsel, then Indemnitee may retain his own counsel with respect to such Proceeding and the fees and expenses of such counsel shall be Expenses for which Indemnitee is entitled to indemnification from the Company subject to the terms and conditions of this Agreement. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company.

5.      ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

        5.1 SCOPE. The parties intend by this Agreement that the Company shall, to the fullest extent presently or hereafter permitted by law, indemnify and hold Indemnitee harmless from and against all Expenses arising from or relating to his acts and omissions, and alleged acts and omissions, as an officer, Director, employee or agent of the Company. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify an officer, Director, employee or other agent, this Agreement automatically shall be amended as of the effective date of such change to incorporate such expanded right and, from and after such effective date, the Company shall be obligated to indemnify Indemnitee to the maximum extent of such expanded right. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which narrows the right of a California corporation to indemnify an officer, Director, employee or agent, such change, except to the minimum extent required by such law, statute or rule, shall have no effect on this Agreement or the parties' rights and obligations hereunder. As soon as practicable after the effective date of any such change in any such applicable law, statute or rule, the Company and Indemnitee shall prepare and execute a written amendment to this Agreement memorializing the effect of such change; provided that any delay in the preparation or execution of such written amendment shall not delay the date on which this Agreement is deemed amended to incorporate the effect of such change.

        5.2 NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation or its Bylaws, any other agreement to which Indemnitee is a party, any right granted to Indemnitee, either individually or as a member of a group of officers, Directors, employees or agents of the Company, by reason of any vote of shareholders or disinterested Directors of the Company, the GCL, or otherwise.

6. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses incurred by him with respect to any Proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

7. INCURRENCE OF EXPENSES. No Expenses for which indemnity shall be sought hereunder shall be incurred without the Company's consent, which consent shall not be unreasonably withheld. The Company may consent, prior to Indemnitee incurring any Expense, generally (a) to his incurring Expenses likely to be incurred with respect to any Proceeding, (b) to his incurring all Expenses of a general type or description with respect to any Proceeding, and (c) to his obtaining the Company's consent to his incurring

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any Expenses on such other expedited basis as the Company may deem appropriate so as to facilitate the investigation, defense or settlement of any Proceeding.

8. SUBROGATION. In the event the Company makes any payment to Indemnitee under this Agreement, (a) the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any co-defendant, insurer or other person and (b) Indemnitee shall execute all papers requested by the Company and shall do such other things as the Company may request for the purpose of securing such rights for the benefit of the Company, including the execution of such documents as may be necessary to enable the Company to bring suit to enforce such rights. The Company shall be solely responsible for securing such subrogation rights for its benefit and Indemnitee shall have no liability to the Company solely by reason of the Company's failure or inability either to secure such subrogation rights or to recover any amounts from any co-defendant of Indemnitee, any insurer, or any other person.

9. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances federal or state law and/or applicable public policy may prohibit the Company from indemnifying its officers, Directors, employees and agents, including Indemnitee, under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission and/or the securities agency of any state that in certain circumstances the Company will submit for determination by a court the question of the Company's right to indemnify Indemnitee with respect to a claim of the violation of applicable securities laws. If the Company's indemnification obligation under this Agreement is subject to the limitations of any federal or state law or applicable public policy that prohibits the Company's indemnification of its officers, Directors, employees or agents, or any group of them, the Company shall have no liability to Indemnitee solely by reason of its failure or refusal to indemnify Indemnitee as a result of the application of such law or public policy.

10. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Company shall use its best efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide Indemnitee and other similarly situated officers, Directors, employees and agents of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company's performance of its indemnification obligations under this Agreement. In all policies of Directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company's Directors, if Indemnitee is a Director, or of the Company's officers, if Indemnitee is not a Director but is an officer, or of the Company's key employees, if Indemnitee is not an officer or Director but is an employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company or an Affiliated Enterprise.

11. SETTLEMENT. Neither party shall settle any Proceeding with respect to which the Company is obligated to indemnify Indemnitee under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that neither party shall be obligated to

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consent to any settlement if as a result of such settlement the party is obligated to admit culpability for any criminal act.

12. ACTION BY BOARD OF DIRECTORS. Any action taken or determination made by the Board of Directors under or with respect to this Agreement must be approved by a majority vote of a quorum of disinterested Directors of the Company; provided that (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) any such action or determination may be approved by independent legal counsel duly appointed by the affirmative vote of a majority of a quorum of disinterested Directors.

13. LIMITATIONS PERIOD. Notwithstanding anything in this Agreement or in any applicable law to the contrary, any claim or action by or on behalf of the Company against Indemnitee based on Indemnitee's action or omission in Indemnitee's capacity as an officer, Director, employee or agent of the Company must be initiated against Indemnitee within the earlier of (a) three (3) years after the occurrence of the alleged act or omission and (b) two (2) years after the discovery by the Company or anyone having the right to maintain the claim or action on behalf of the Company of the facts constituting the alleged act or omission. For purposes of this SECTION, (i) a claim or action shall be deemed to be initiated against Indemnitee on the date on which written notice of such claim or action (which notice shall specify in reasonable detail the alleged acts or omissions on which the claim or action is based) is delivered to Indemnitee by or on behalf of the Company in accordance with the terms of this Agreement and (ii) the date on which the Company or anyone having the right to maintain the claim or action on behalf of the Company discovered the facts constituting the alleged act or omission shall be determined in accordance with the provisions of SECTION 25506 of the GCL.

14.     MISCELLANEOUS PROVISIONS

        14.1 SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to take any actions, or to refrain from taking any actions, in violation of applicable law. The Company's inability to perform any of its obligations under this Agreement by reason of any prohibitions or limitations imposed by federal or state law, applicable public policy, or court order, shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the enforceability of the remaining provisions of this Agreement shall in no way be affected or impaired thereby.

        14.2    EFFECTIVENESS OF AGREEMENT.

               (a) This Agreement shall be effective as of the Effective Date, regardless of the date on which the Agreement is executed, and shall apply to all Proceedings against or involving Indemnitee that are threatened or pending as of the Effective Date or are initiated on or after the Effective Date, regardless of whether the underlying facts relating to Indemnitee occurred before, on or after the Effective Date. If this Agreement is first executed after the termination of Indemnitee's status as an officer, Director, employee or agent of the Company, it shall be

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        effective from the first date on which Indemnitee was an officer,
        Director, employee or agent of the Company.

                (b) Indemnitee's right to indemnification under this Agreement shall continue in effect after Indemnitee ceases to be, for whatever reason, an officer, Director, employee or agent of the Company and for so long as Indemnitee might be made a party to any Proceeding described in this Agreement and with respect to which Indemnitee would or might be entitled to indemnification under this Agreement if Indemnitee was then an officer, Director, employee or agent of the Company.

        14.3 EMPLOYEE BENEFIT PLANS. For purposes of this Agreement, (a) references to Affiliated Enterprises shall include employee benefit plans; (b) references to "fines" shall include any excise taxes assessed on or against Indemnitee with respect to an employee benefit plan; (c) references to "serving at the request of the Company" shall include any service as a Director, officer, employee or agent of the Company which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and (d) the term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        14.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

        14.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

        14.6 ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees and expenses, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees and expenses, incurred by Indemnitee in defense of such action (including costs, expenses and attorneys' fees incurred by Indemnitee with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

        14.7 NOTICE. All notices or other written communications required or permitted to be transmitted to any party under this Agreement shall be personally delivered to such party or mailed, postage prepaid by registered or certified mail, or sent by facsimile or other form of electronic transmission addressed to such party at the address set forth by the party's signature to this Agreement or such other address as hereafter may be given for purposes of such notice. Any notice or other written communication sent in accordance with the foregoing shall conclusively be deemed to have been received at the time of delivery, if personally delivered, or five (5) business days after the date of mailing, if mailed, or two (2) business days after transmission if sent by facsimile or other form of electronic transmission.

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        14.8    CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

        14.9    INTERPRETATION.

               (a) Indemnitee has been advised to seek independent legal counsel with respect to the negotiation, preparation and execution of this Agreement and the agreements contemplated herein. Therefore, the rule of construction that an agreement shall be interpreted against the drafting party shall not apply.

               (b) All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neutral and to the singular or plural, as the identity of the person or persons may require for proper interpretation of this Agreement. The words "herein" and "hereunder" and other words of similar report refer to this Agreement as a whole and not to any particular Article, section, subsection, paragraph, subparagraph or other subdivision of this Agreement.

        14.10 THIRD PARTY BENEFIT. The parties do not intend to confer any benefit on any person, firm, corporation, entity or individual other than the parties to this Agreement by reason, directly or indirectly, of the parties' execution and delivery of this Agreement, including all Exhibits to this Agreement, and any related documents, schedules, certificates and opinions.

        IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date and year first above written.

"COMPANY":                                 "INDEMNITEE":

TRAVELNSTORE.COM, INC.


By:
   --------------------------------        -------------------------------------

By:
   --------------------------------        ADDRESS OF INDEMNITEE:

ADDRESS OF THE COMPANY:                    -------------------------------------

TravelnStore.Com, Inc.                     -------------------------------------
132o Flynn Road, Suite ____
Camarillo, CA  93012                       -------------------------------------
Attn: President
Facsimile No. (805)
                    ---------------

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